UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2018 (July 31, 2018)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 41st Floor
New York, New York		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2017 (the “Original Closing Date”), ORCC II Financing LLC and OR Lending II LLC (collectively, the “Subsidiaries”), each a Delaware limited liability company and a wholly-owned subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility”). Parties to the SPV Asset Facility include ORCC II Financing LLC and OR Lending II LLC, as Borrowers, and the lenders from time to time parties thereto (the “Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Cortland Capital Market Services LLC as Collateral Custodian.

On July 31, 2018, the parties to the SPV Asset Facility amended the SPV Asset Facility and the related transaction documents (the “SPV Facility Amendment”) to increase the maximum principal amount of the SPV Asset Facility from $200,000,000 to $400,000,000, reduce the spread over LIBOR payable on the drawn amount of the SPV Asset Facility from 2.50% to 2.25%, to extend the end of the reinvestment period from three years after the Original Closing Date to four years after the Original Closing Date and change the maturity date of the SPV Asset Facility from November 30, 2021 to November 30, 2022. The SPV Facility Amendment also increased the fees payable to Goldman Sachs Bank USA as Administrative Agent by an amount equal to 0.25% per annum on the outstanding principal amount of the SPV Asset Facility and made certain other changes relating to the calculation of the borrowing base and the potential syndication of the SPV Asset Facility.

In connection with SPV Facility Amendment, the Subsidiaries entered into a cooperation agreement with Goldman Sachs Bank USA to cooperate to make certain additional changes to the terms of the SPV Asset Facility to facilitate obtaining a credit rating of the SPV Asset Facility from a rating agency. If the Subsidiaries do not satisfy their obligations under this cooperation agreement then, subject to certain conditions and restrictions, Goldman Sachs Bank USA may increase the interest amount payable under the SPV Asset Facility until the Subsidiaries satisfy such obligations.

On the Original Closing Date, in connection with the SPV Asset Facility, the Company entered into a Non-Recourse Carveout Guaranty Agreement with State Street Bank and Trust Company, on behalf of certain secured parties, and Goldman Sachs Bank USA. Pursuant to the Non-Recourse Carveout Guaranty Agreement, the Company is guaranteeing certain losses, damages, costs, expenses, liabilities, claims and other obligations incurred in connection with certain instances of fraud or bad faith misrepresentation, material encumbrances of certain collateral, misappropriation of certain funds, certain transfers of assets, and the bad faith or willful breach of certain provisions of the SPV Asset Facility. The Non-Recourse Carveout Guarantee Agreement was not amended in the SPV Facility Amendment, however the Company’s potential financial obligation under this agreement has increased as a result of the increase of the maximum principal amount of the SPV Asset Facility.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Credit Agreement, dated as of July 31, 2018, among ORCC II Financing LLC and OR Lending II LLC, as borrowers, the lenders referred to in the Credit Agreement referred to therein, Goldman Sachs Bank USA, as administrative agent, State Street Bank and Trust Company, as collateral administrator and collateral agent and Cortland Capital Market Services LLC, as collateral custodian

10.2	Cooperation Agreement dated as of July 31, 2018 among ORCC II Financing LLC and OR Lending II LLC as borrowers and Goldman Sachs Bank USA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: August 3, 2018	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum Chief Operating Officer and Chief Financial Officer